EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Energy Corp. of our reports dated March 14, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, which are included in U.S. Energy Corp.’s Annual Report on Form 10-K as of and for the year ended December 31, 2011, which is incorporated by reference in the Form S-8.

Hein & Associates LLP

Denver, Colorado
September 14, 2012